Exhibit 10.32

FIRST AMENDMENT

TO THE INTERCOMPANY LOAN

This amendment (“First Amendment”) is made and entered to be effective at August 1, 2023 (“Effective Date”), by and between Eve UAM, LLC, a Delaware limited liability company with its principal place of business in Florida (“Eve” or “Lender”) and EMBRAER AIRCRAFT HOLDING, INC, a Delaware corporation with its principal place of business in Florida (“EAH” or “Borrower”), regarding the Intercompany Loan entered into by Eve and EAH on or about August 1, 2022, as amended from time to time (“Original Agreement”).

Eve and EAH are referred to herein, individually, as a “Party,” and collectively as the “Parties.”

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

WHEREAS, Eve and EAH entered into the Original Agreement, pursuant to which Lender provided a loan to Borrower in the amount of up to USD 81,000,000.00 (eight one million United States dollar or “Original Amount”);

WHEREAS, the Parties desire to amend the Original Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

1. Extension of Maturity Date

Pursuant to the Original Agreement Clause 3, Paragraph 1, the Parties have agreed to extend the Maturity Date to August 1, 2024.

2. The Loan Interest

Pursuant to the Original Agreement, Clause 3, Paragraph 1, the Parties have agreed that the interest rate for the second year is 5.97% per annum.

The Parties have mutually agreed to delete and replace the Third Clause of the Original Agreement as follows

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2 ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties and jointly with this First Amendment constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this First Amendment do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this First Amendment, are hereby expressly ratified by the Parties, incorporated by reference, and remain in full force and effect. In case of any conflict between this First Amendment and the Original Agreement, this First Amendment will prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

3 COUNTERPARTS

This First Amendment may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

This First Amendment may be signed and delivered electronically with originals duly signed to follow by an internationally recognized courier.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered by their duly authorized officers and to be effective as of the Effective Date above written.

Eve UAM, LLC

/s/ Eduardo Siffert Couto              /s/ Luiz Felipe Ribeiro Valentini

Name: Eduardo Siffert Couto       Name: Luiz Felipe Ribeiro Valentini

EMBRAER ARICRAFT HOLDING, INC.:

/s/ Gary Kretz

Name: Gary Kretz

/s/ Dave Yablunosky

Name: Dave Yablunosky

This page is part of the First Amendment of the Intercompany Loan, entered into by and between Eve UAM, LLC and Embraer Aircraft Holding, Inc. on August 1, 2023.

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